Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-183219, 333-175172, 333-161206, 333-151527, 333-140233, 333-135220, 333-131324, 333-126773, 333-112417, 333-108937, 333-147561) pertaining to the 1991 Employee and Consultant Stock Plan, 1993 Director Stock Option Plan, 1998 Employee Stock Purchase Plan, 2001 Stock Incentive Plan, 2003 Israeli Share Option Plan and 2012 Equity Incentive Plan of DSP Group, Inc., the 239,000 shares of common stock of DSP Group, Inc. issuable pursuant to options granted on December 1, 2004, and the 235,000 shares of common stock of DSP Group, Inc. issuable pursuant to options granted on October 31, 2007, of our reports dated March 18, 2013, with respect to the consolidated financial statements and schedule of DSP Group Inc., and the effectiveness of internal control over financial reporting of DSP Group Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Kost Forer Gabbay & Kasierer

KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel
March 18, 2013